UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2018

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-201029	38-3941544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Wall Street, 8th Fl. New York, NY, 10005
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (212) 825-0437

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Share Issuance Agreement

On November 26, 2018, American Education Center, Inc., a Nevada corporation (the “Company”), entered into a Share Issuance Agreement (the “Share Issuance Agreement”) with China Cultural Finance Holdings Company Limited, a British Virgin Islands company and a shareholder of the Company (the “Holder”), whereby the Company agreed to issue certain number of shares of common stock of the Company (“Common Stock”), par value $0.001 per share, to the Holder in exchange for an RMB5,000,000 investment in the Company’s subsidiary, Qianhai Meijiao Education Consulting Management Co., Ltd., a foreign wholly owned subsidiary incorporated pursuant to PRC laws. The transactions underlying the Share Issuance Agreement were closed on the same day and the shares of Common Stock were issued to the Holder (the “CCFH Share Issuance”).

Exchange Agreement

On November 26, 2018, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the Holder, whereby the Company agreed to issue 12,500,000 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”), par value $0.001 per share, and 7,500,000 shares of Common Stock to the Holder in exchange for 500,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.001 per share, held by the Holder. The transactions underlying the Exchange Agreement were closed on the same day and 12,500,000 shares of Series B Preferred Stock and 7,500,000 shares of Common Stock were issued to the Holder (the “Exchange Share Issuance”).

Manager Share Issuance Agreement

On November 26, 2018, the Company entered into a Manager Share Issuance Agreement (the “Manager Share Issuance Agreement”) with Mr. Max P. Chen, the Chief Executive Officer, President, and Chairman of the Board of the Company (“Mr. Chen”), whereby the Company agreed to reward Mr. Chen for his dedicated services to the Company by issuing 12,500,000 shares of Series B Preferred Stock to him. The transactions underlying the Manager Share Issuance Agreement were closed on the same day and 12,500,000 shares of Series B Preferred Stock were issued to Mr. Chen (the “Executive Share Issuance”).

The foregoing description of the terms of the Share Issuance Agreement, the Exchange Agreement, and the Manager Share Issuance Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Issuance Agreement, the Exchange Agreement, and the Manager Share Issuance Agreement, which are attached hereto as Exhibits 10.1, 10.2, and 10.3.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The CCFH Share Issuance was made pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such issuance of Common Stock has not been registered under the Securities Act, and therefore the Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Exchange Share Issuance was made pursuant to Section 3(a)(9) of the Securities Act. Such issuance of Series B Preferred Stock and Common Stock and the shares of Common Stock issuable upon conversion of Series B Preferred Stock have not been registered under the Securities Act.

The Executive Share Issuance was made pursuant to Section 4(a)(2) of the Securities Act. Such issuance of Series B Preferred Stock and the shares of Common Stock issuable upon conversion of Series B Preferred Stock have not been registered under the Securities Act, and therefore the Series B Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events

On November 26, 2018, the Company, with the approval of the Board, authorized Mr. Fong Kai Shing, the president of the Holder, and his team to act as a limited agent of the Company in the PRC to identify and, with the approval, and under the control, of the Company, negotiate with potential acquisition targets for the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Title
10.1	Share Issuance Agreement with China Cultural Finance Holdings Company Limited dated November 26, 2018
10.2	Exchange Agreement with China Cultural Finance Holdings Company Limited dated November 26, 2018
10.3	Manager Share Issuance Agreement with Max P. Chen dated November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: November 26, 2018
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	Chief Executive Officer and President, Chairman of the Board